UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2007

SERACARE LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

California	0-33045	33-0056054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 West Street, West Bridgewater, MA	02379
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 580-1900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on March 22, 2006, SeraCare Life Sciences, Inc., a California corporation (the “Company”), filed a voluntary petition for reorganization under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of California (the “Bankruptcy Court”). As previously reported, on December 21, 2006, the Bankruptcy Court approved the Joint First Amended Disclosure Statement of the Company and the Ad Hoc Equity Committee (the “Disclosure Statement”) and set February 15, 2007 as the date for a hearing on confirmation and approval of the First Amended Joint Plan of Reorganization of the Company and Ad Hoc Equity Committee, as Modified (the “Plan”).

On February 21, 2007, the Bankruptcy Court entered an order confirming the Plan (the “Order”). A copy of the Plan and the Order are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference. The following is a summary of the material features of the Plan as it was confirmed by the Bankruptcy Court. This summary highlights only certain provisions of the Plan and is not a complete description of that document. Therefore, this summary is qualified in its entirety by reference to the Plan. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Plan.

Item 1.02 Termination of a Material Definitive Agreement.

On the Effective Date, all executory contracts and unexpired leases to which the Company is a party, and that have not previously been rejected, shall be deemed assumed by the Company and assigned to Reorganized SeraCare; provided however, that all prepetition indemnification agreements and obligations shall be deemed rejected as of the Effective Date. The Company has not identified any such contracts that have been rejected as material agreements not made in the ordinary course of business requiring specific identification in this Item 1.02.

Item 1.03 Bankruptcy or Receivership.

The Plan: (i) provides financing for the Company, via the Rights Offering, as described below; (ii) settles disputes and fully repays Allowed Claims regarding the reorganization of the Company; and (iii) provides for the reincorporation of the Company into a Delaware corporation with a reconstituted Board of Directors and a new certificate of incorporation and bylaws.

The Rights Offering

During the first two weeks of January 2007, each holder of Company common stock as of the Rights Offering Record Date received Subscription Rights entitling each shareholder to purchase its pro rata share of 4,250,000 newly issued shares of Reorganized SeraCare Common Stock at a price of $4.75 per share. In connection with the Plan, members of the Ad Hoc Committee committed to fully participate in the Rights Offering. In addition, certain members of the Ad Hoc Committee, as Backstop Purchasers, agreed to purchase unexercised Subscription Rights in accordance with the terms of the Backstop Commitment Letters. Shareholders were required to elect to exercise their Subscription Rights and pay for newly issued Reorganized SeraCare Common Stock by January 31, 2007. Shareholders exercised 3,530,885 Subscription Rights, and, combined with the 719,115 unexercised Subscription Rights purchased by the Backstop Purchasers, proceeds of the Rights Offering for the Company will be $20,187,500. The Rights Offering will be consummated on the Effective Date.

The Merger

In accordance with the Plan, on the Effective Date, pursuant to the Merger Agreement, and without any action by the Company’s Board of Directors or shareholders, the Company shall be merged into Reorganized SeraCare, a Delaware corporation, which shall change its name to SeraCare Life Sciences, Inc. and which will continue to be a public company on a going-forward basis.

Payments of Claims

The Plan divides the Claims against and Interests in the Company into eight Classes, which will receive distributions under the Plan, if any, as summarized below. Certain Claims - in particular, Administrative Claims and Priority Tax Claims - remain unclassified in accordance with Bankruptcy Code Section 1123(a)(1).

Class 1 (Priority Claims) and Class 2 (Bank Claims) will be paid Cash in the full amount of their Allowed Claims. Class 3 (Junior Secured Note Claims) will be paid Cash in the full amount of their Allowed Claims, subject to defenses, setoffs and counterclaims. Obligations in respect of Class 4 (Miscellaneous Secured Claims) and Class 4A (Commerce Bank Claims) will be assumed by Reorganized SeraCare, the former being subject to defenses, setoffs and counterclaims. Class 5 (General Unsecured Claims) will be paid Cash in the full amount, with interest from the Petition Date at a rate of 4.76%. Class 6A (Governmental 510(b) Claims) will be paid Cash in full in the estimated amount of such Claims. With respect to the Claims of the private securities-fraud class action plaintiffs against the Company, which comprise Class 6B (Nongovernmental 510(b) Claims), the class claim filed on behalf of such plaintiffs will be paid $1,000,000 as part of a settlement to be completed by and consummated on the Effective Date. Indemnification and contribution claims that are part of Class 6B have all been settled in conjunction with confirmation of the Plan (the “D&O Global Settlement”), with the Company establishing a fund of $500,000 to pay the legal fees and expenses of various enumerated directors and officers following confirmation, as well as paying certain legal fees and expenses of such persons to date. The total amount of such payments (including the reserve) are approximately $1,022,000. The Plan will become effective after a definitive settlement agreement is executed and delivered between the Company and the lead plaintiff in which the lead plaintiff agrees that such claim will be allowed in the amount of $1,000,000, the D&O

Global Settlement will be fully executed and delivered and the Company’s prior directors and officers insurance carrier will fund the D&O Global Settlement. Agreements in principle have been reached with the plaintiffs and the Company’s insurance carrier. The directors and officers party to the D&O Global Settlement have all agreed to its terms on the record at the hearing on confirmation and approval of the Plan. The terms of these settlements, and other nonmaterial modifications to the Plan sent to creditors and equityholders are contained in the Order (and in most instances in paragraph 17 of the Order). Class 7 (Common-Stock Interests) consists of all current shareholders of the Company. Pursuant to the Plan, each shareholder will receive, for each share of the common stock of the Company: (i) one share of Reorganized SeraCare Common Stock and (ii) the right to participate in the Rights Offering pro rata. Class 8 (Common-Stock Option Interests) consists of all holders of options and warrants in the Company. Each of those holders will receive new options or warrants, respectively, in the same amount that they would after any other merger, in accordance with their rights under their existing option plans, options agreements and warrant agreements. The Administrative Claims will be paid Cash in full, or in accordance with the terms and conditions of agreements relating to the obligations incurred in the ordinary course of business during the Company’s bankruptcy case. The Priority Tax Claims will be paid Cash in full.

Treatment of Executory Contracts and Unexpired Leases

On the Effective Date, all executory contracts and unexpired leases to which the Company is a party, and that have not previously been rejected, shall be deemed assumed by the Company and assigned to Reorganized SeraCare; provided however, that all prepetition indemnification agreements and obligations shall be deemed rejected as of the Effective Date. Pursuant to the Plan, any Cure Claims with respect to executory contracts or unexpired leases being assumed by Reorganized SeraCare shall be paid by Reorganized SeraCare on the later of the Effective Date or the date on which the amount of any Cure Claim that has been timely objected to has been determined by the Bankruptcy Court pursuant to a Final Order.

As of February 20, 2007, the Company had 14,287,728 shares of common stock, no par value per share, issued and outstanding. Following the consummation of the Rights Offering, Reorganized SeraCare will have 18,537,728 shares of common stock, par value $0.001 per share, issued and outstanding. No shares have been reserved for future issuance in respect of claims and interests filed and allowed under the Plan.

The following information as to the assets and liabilities of the Company as of January 31, 2007 is unaudited and is in substantially the same form as that which was filed with the Bankruptcy Court (all amounts in thousands):

Current Assets	$33,999
Total Assets	$74,058
Current Liabilities	$14,831
Total Liabilities	$26,861
Equity	$47,197
Total Liabilities & Equity	$74,058

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Plan, (i) each shareholder received Subscription Rights, which allowed each shareholder to purchase its pro rata share of the 4,250,000 newly issued shares of Reorganized SeraCare Common Stock at a price of $4.75 per share and (ii) each shareholder will receive one share of Reorganized SeraCare Common Stock for each share of common stock of the Company. In reliance upon the exemption of Bankruptcy Code Section 1145(a) and pursuant to the Order, the Reorganized SeraCare Common Stock, the Subscription Rights and the Reorganized SeraCare Common Stock to be issued pursuant to the exercise of the Subscription Rights will generally be exempt from the registration requirements of the Securities Act of 1933, as amended. The stock to be issued to the Backstop Purchasers other than in respect of their Common Stock Interests will not be exempt from registration under Bankruptcy Code Section 1145(a). Rather, such stock will be issued pursuant to the exemption provided by Regulation D promulgated under the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the Plan, each shareholder received, for each share of the common stock of the Company: (i) one share of Reorganized SeraCare Common Stock and (ii) the right to participate in the Rights Offering pro rata. The Rights Offering allowed each shareholder to purchase its pro rata share of the newly issued 4,250,000 shares of Reorganized SeraCare Common Stock at a price of $4.75 per share.

In addition, pursuant to the Plan, Reorganized SeraCare shall file the Reorganized SeraCare Charter with the Delaware Secretary of State and will be deemed to have adopted the Reorganized SeraCare Bylaws.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Plan, the directors and officers of the Company will be deemed to have resigned as of the Effective Date. Accordingly, Robert J. Cresci, Samuel Anderson, Ezzat Jallad, Dr. Nelson Teng, Dr. Bernard Kasten, Jerry L. Burdick, Susan L.N. Vogt and Gregory A. Gould will resign as of the Effective Date. The directors and officers of Reorganized SeraCare shall be reconstituted as follows:

Directors

The persons to be the directors of Reorganized SeraCare shall be: Eugene I. Davis, Jill Tillman, Sarah Beth Murphy, Samuel Anderson and Susan L.N. Vogt.

Eugene I. Davis will be the chairman of the Board of Directors. Mr. Davis is Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting and hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a Chief Executive Officer, Chief Restructuring Officer, Director, Committee Chairman and Chairman of the Board of a number of businesses operating in diverse sectors such as air transportation, telecommunications, automotive, manufacturing, high-technology, medical technologies, metals, energy, financial services, consumer products and services, import-export, mining and transportation and logistics. He is currently the Chairman of the Board of Directors of Atlas Air WorldWide Holdings Inc., which recently emerged from its own chapter 11 proceedings. Previously, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation and Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. He began his career as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and as a partner in two Texas-based law firms, where he specialized in corporate/securities law, international transactions and restructuring advisory. Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree (MIA) in international law and organization from the School of International Affairs of Columbia University, and a Juris Doctorate from Columbia University School of Law. He is also a director of Knology Inc., American Commercial Lines Inc., Pliant Corporation, Silicon Graphics Inc., and Eagle Geophysical Inc.

Jill Tillman is the Chief Operating Officer of Brandywine Hospital in suburban Philadelphia, Pennsylvania. Prior to that position she was the Chief Operating Officer and Interim Chief Executive Officer of St. Christopher’s Hospital for Children in Philadelphia. She has also served in numerous executive nursing and operational roles in hospitals. She is a member of the Board of Directors and a member of the audit committee and chair of the compliance committee of the Board of Directors of Critical Care Systems International, Inc., which operates community-based branch pharmacies and provides specialty pharmaceutical infusion services. Mrs. Tillman holds a bachelor’s degree from Villanova University, a master of science degree in nursing from the University of Pennsylvania, a master of business administration degree from Eastern College, and is a graduate of the Nursing Executive Program of the Wharton School of Business. Mrs. Tillman is a relative of Scott Tillman, a Vice President and Director of Investments at Harbinger Capital Partners, which advises funds (“Harbinger”) that collectively holds approximately 20.8% of the outstanding common stock of the Company. Harbinger is also committed to participate in the backstop of the rights offering that is being undertaken in connection with the Plan. Mrs. Tillman is not presently a director of the Company, and had no role in the Company’s consideration of the rights offering or the Plan. Mrs. Tillman holds 1,500 shares of the common stock of the Company, which she independently purchased in March 2006.

Sarah Beth Murphy is the Senior Vice President for Strategic and Financial Planning of Deltacom, a large regional telecommunications services provider that recently underwent a financial and operational restructuring. She was a Vice President and then a Director of Alix Partners, an international corporate restructuring and interim management firm, ending in 2005. She has worked for and advised companies in the telecommunications, satellite, and energy industries. Ms. Murphy has a bachelor’s degree from Princeton University and a master’s degree in business administration from the Harvard Business School.

Samuel Anderson has served as a member of the Board of Directors of the Company since September 25, 2001. From April 2002 to April 2005 Mr. Anderson had a Consulting Agreement with the Company; that contract has expired. Mr. Anderson was a director of and consultant to Biomat USA from April 1996 to September 2001. Mr. Anderson also serves on the boards of Cytologic, Inc. and Cypress Bioscience, Inc.

Susan L.N. Vogt will be a member of the Board of Directors and the Chief Executive Officer and President of Reorganized SeraCare. Ms. Vogt is currently a member of the Board of Directors of the Company, and is currently Chief Executive Officer and President of the Company. She joined the Company in those roles in July 2006. Ms. Vogt was previously President of the BioPharmaceutical Division of Millipore Corporation (NYSE: MIL), a multinational bioscience company, from January 2001 through May 2005, where she ran a $520 million division with more than 1,600 employees deployed in 23 countries. Prior to that, from June 1999 through January 2001, she was the Vice President and General Manager of the Laboratory Water Division of Millipore Corporation. Ms. Vogt holds an MBA from Boston University and a BA from Brown University.

It is expected that the Audit Committee will consist of Eugene Davis (Chair), Sarah Beth Murphy and Jill Tillman. It is expected that the Compensation Committee will consist of Jill Tillman (Chair), Samuel Anderson and Sarah Beth Murphy. It is expected that the Nominating and Corporate Governance Committee will consist of Eugene Davis, Samuel Anderson and Sarah Beth Murphy.

Officers

The persons to be the officers of Reorganized SeraCare shall be: Susan L.N. Vogt, President and Chief Executive Officer and Gregory A. Gould, Chief Financial Officer, Treasurer and Secretary.

Gregory A. Gould will be the Chief Financial Officer, Treasurer and Secretary of Reorganized SeraCare. Mr. Gould is currently the Chief Financial Officer of the Company; he joined the Company in August 2006. From April 2005 to August 2005, Mr. Gould served as the Chief Financial Officer and Senior Vice President of Integrated BioPharma, Inc. (AMEX: INB), a life sciences company serving the pharmaceutical, biotechnology and nutraceutical markets. Prior to that, from February 2004 through January 2005, Mr. Gould served as the Chief Financial Officer, Treasurer and Secretary of Atrix Laboratories, Inc., an emerging specialty pharmaceutical company focused on advanced drug delivery. Atrix Laboratories was traded on NASDAQ prior to its sale to QLT, Inc., in November 2004 and, while there, Mr. Gould developed and implemented several strategic and business initiatives and helped coordinate the sale of the company. From 1996 through October 2003, Mr. Gould served as Director of Finance and then as the Chief Financial Officer and Treasurer of Colorado MEDtech, a high tech software development, product design and manufacturing company that was publicly traded on NASDAQ prior to its acquisition by KRG Capital Partners. Mr. Gould also worked for Arthur Anderson LLP from 1990 through 1996. Mr. Gould holds a BS in Business Administration from the University of Colorado, Boulder and is a Certified Public Accountant in the State of Colorado.

Bonus Awards

On October 25, 2006, the Board of Directors awarded bonuses of $43,726 and $16,027, respectively, to Ms. Vogt, the Company’s Chief Executive Officer, and Mr. Gould, the Company’s Chief Financial Officer. These bonuses were awarded for Ms. Vogt’s and Mr. Gould’s efforts during 2006 and represent 80% of their target bonuses for fiscal 2006.

2007 Management Incentive Program

On October 25, 2006, the Board of Directors adopted the 2007 Management Incentive Program to provide performance-based bonuses to certain employees, including the Company’s executive officers. This bonus plan would provide for annual cash bonuses linked to certain corporate financial goals. In addition to the achievement of these corporate financial goals, senior management would be subject to individual personal goals. These corporate and personal targets will be set at the beginning of each year by the Compensation Committee. For the Company’s management personnel, the bonus opportunity would range from 10% to 75% of base salary. These bonus opportunities may also be subject to a multiplier of up to two times the bonus opportunity for overachievement of the goals. For fiscal 2007, the goals set for Ms. Vogt and Mr. Gould related to sales, EBIT, working capital and personal performance measurements.

The Company’s bankruptcy case is No. 06-00510-LA11 (the “Bankruptcy Case”). Documents filed in connection with the Bankruptcy Case are accessible at the Bankruptcy Court’s Internet site, www.casb.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856. The information set forth on the Bankruptcy Court’s Internet site shall not be deemed to be a part of or incorporated by reference into this Current Report on Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	First Amended Joint Plan of Reorganization of the Debtor and Ad Hoc Equity Committee, as Modified

2.2	Order on Confirmation of First Amended Joint Plan of Reorganization of the Debtor and The Ad Hoc Equity Committee, as Modified

THE PLAN AND THIS FORM 8-K, INCLUDING THE EXHIBITS ATTACHED HERETO, MAY CONTAIN STATEMENTS THAT ARE FORWARD-LOOKING WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT EXPECTATION AND, AS SUCH, ARE NOT GUARANTEES

OF FUTURE PERFORMANCE. ACCORDINGLY, ACTUAL RESULTS COULD DIFFER MATERIALLY AS A RESULT OF KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO: THE OUTCOME OF THE REMAINDER OF THE COMPANY’S CHAPTER 11 PROCESS; RISKS INHERENT IN THE COMPANY’S CHAPTER 11 PROCESS, SUCH AS THE DELAYED DISTRIBUTION OR NON-DISTRIBUTION OF SECURITIES OR CASH UNDER THE PLAN; THE UNCERTAIN OUTCOMES OF ONGOING LITIGATION AND GOVERNMENTAL INVESTIGATIONS INVOLVING THE COMPANY AND REORGANIZED SERACARE, INCLUDING THOSE INVOLVING THE SEC; THE EFFECTS OF NEGATIVE PUBLICITY ON THE COMPANY’S AND REORGANIZED SERACARE’S BUSINESS OPPORTUNITIES; THE EFFECTS OF THE DEPARTURE OF PAST AND PRESENT EMPLOYEES OF THE COMPANY; THE PRELIMINARY AND UNCERTAIN NATURE OF VALUATIONS AND ESTIMATES CONTAINED IN THE PLAN; INCREASING COMPETITION FACED BY THE COMPANY AND REORGANIZED SERACARE; UNCERTAINTIES CREATED BY THE LACK OF REPORTED INFORMATION FOR SECURITIES ISSUED IN CONNECTION WITH THE RIGHTS OFFERING OR OTHERWISE; AND ECONOMIC, POLITICAL, REGULATORY AND LEGAL RISKS AFFECTING THE FINANCES AND OPERATIONS OF THE COMPANY AND REORGANIZED SERACARE.

THE INFORMATION CONTAINED IN THE PLAN IS NOT TO BE USED FOR INVESTMENT PURPOSES.

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

2.1	First Amended Joint Plan of Reorganization of the Debtor and Ad Hoc Equity Committee, as Modified

2.2	Order on Confirmation of First Amended Joint Plan of Reorganization of the Debtor and The Ad Hoc Equity Committee, as Modified

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2007	SERACARE LIFE SCIENCES, INC.

	By:	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer